EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of RF Micro Devices, Inc. pertaining to the Resonext Communications, Inc. 1999 Stock Plan, as amended and restated, of our report dated April 15, 2002, with respect to the consolidated financial statements of RF Micro Devices, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended March 30, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Raleigh, North Carolina
December 19, 2002